	FOR:	Consolidated Graphics, Inc.
For Immediate Release	CONTACT:	G. Christopher Colville Executive Vice President/Chief Financial Officer Consolidated Graphics, Inc. (713) 787-0977

Christine Mohrmann/Eric Boyriven Financial Dynamics (212) 850-5600

CONSOLIDATED GRAPHICS TO ACQUIRE ANNAN & BIRD LITHOGRAPHERS LTD
—Leading Canadian Commercial Printer Opens New Market for CGX—

HOUSTON, TEXAS – August 16, 2006 – Consolidated Graphics, Inc. (NYSE: CGX) announced today that it has signed a letter of intent to acquire Annan & Bird Lithographers Ltd., located near Toronto in Mississauga, Ontario and representing a major expansion by Consolidated Graphics of the markets it serves. With this acquisition, Consolidated Graphics will have operations in 26 states plus the province of Ontario. The Company expects to complete the transaction by the end of its third quarter ended December 31, 2006.

Annan & Bird Lithographers is a leading Canadian general commercial printing company specializing in large format offset printing for the packaging and point of purchase markets. Founded in 1987 by the present management team of John and David Bird and their father Jack, Annan & Bird serves many of North America’s largest and most well-known companies.

“Annan & Bird is a highly-creative, technology-focused company led by a strong management team that will allow us to grow our large format capabilities and customer base.  It is also an ideal platform for us to expand into Canada, an attractive market for Consolidated Graphics’ business model,” commented Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics.  “We look forward to working with John and Dave and their dedicated team of employees to duplicate our successful track record in this exciting new market opportunity.”

John Bird stated, “We believe our philosophies on operating a successful and growing printing company are highly compatible with Consolidated Graphics’ strategy and we look forward to exploring ways to accelerate Annan & Bird’s growth, including offering our unique services to existing Consolidated Graphics customers.”

David Bird added, “Consolidated Graphics is an industry leader that we are proud to join and we appreciate their confidence in us as their first Canadian acquisition.”

Consolidated Graphics, Inc. is the nation’s leading commercial sheetfed, web and digital printing company with a coast-to-coast presence spanning 26 states. Consolidated Graphics produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country. Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXSolutions. Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company’s Web site at http://www.cgx.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

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